MASTERWORKS

Understanding Art as an Investment

March 2021

The Masterworks Platform

We deliver access to the art market for the investor community

Pioneer in Securitized Art Investment

We are the pioneer in SEC-qualified art investment offerings

Self-Directed Investor Platform

Through www.masterworks.io, we have cultivated a broad investor community of 95,000+ members seeking returns with low correlation with other financial assets

Leading Research Team

We leverage our proprietary data-driven research to inform portfolio decisions and build investor confidence in art as an asset class


9:41
MASTERWORKS
ANDY WARHOL
The overall highest-selling American artist of all time.
$20/share
Total Amount Raised
Investors
7,201
Shares Reserved
92%
How much would you like to invest?
$ 1,000 min.
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THIS PRESENTATION IS CREATED AND USED BY MASTERWORKS AND IS NOT PROVIDED BY OR USED IN SOLICITATIONS BY A BROKERAGE FIRM OR BROKER.

Our Leadership

Based in New York and led by founder, Scott Lynn, the Masterworks team is comprised of 20 professionals with deep experience in technology, the art market and financial services

Masterworks Leadership



Scott Lynn, Founder and CEO
Internationally recognized art collector and technology entrepreneur
Payability, Adparlor, Giant Media, Reachmobi, Amply, Sellozo



Nigel Glenday, Chief Financial Officer
15+ years experience in art finance and investment banking
Athena Art Finance, Morgan Stanley, UBS, StormHarbour



Masha Golovina, Director of Art Purchasing
10+ years experience in art economics, research and modeling
Christie's, Citi



Josh Goldstein, General Counsel
20+ years experience in corporate and securities law
Skadden, Intrawest Resorts (NYSE listed)

Advisors

Eli Broverman, Co-Founder, Betterment
Pioneer robo-advisor platform

Betterment

Dan Miller, Co-Founder, Fundrise
Leading Reg A online real estate platform

FUNDRISE

Debevoise & Plimpton

ANTHONY L.G., PLLC
A CORPORATE LAW FIRM

LOUPVENTURES

Headquarters and Gallery in SoHo, NYC


INVEST IN PAINTINGS BY THE BEST-SELLING ARTISTS OF ALL TIME.

497 Broome Street (SE corner of West Broadway)

Proprietary Art Investment Research

Our investment process leverages our leading in-house art market research team, which develops proprietary datasets, indices, analytics and research collaboration

Art Market Indices and Returns



JEAN-MICHEL BASQUIAT
ANDY WARHOL
KAWS
$128,795,746
18.40%
1.29
REPEAT-SALE HISTORICAL RETURNS
+34.72x
+1.19x
Art Market Indices
MASTERWORKS TARGET ARTISTS INDEX
1,050%
700%
350%
1996
2000
2004
2008
2012
2016
Post-War & Contemporary
Masterworks Target Artists

Thought Leadership



Art: The Alternative Real Asset
The Market for Jean-Michel Basquiat: How One Artist's Prices Have Continued to Defy the Odds
Masterworks Research

Research Collaboration



citi
Citi GPS
Art Market Evolution
THE G
Drivers of Evolu

THIS PRESENTATION IS CREATED AND USED BY MASTERWORKS AND IS NOT PROVIDED BY OR USED IN SOLICITATIONS BY A BROKERAGE FIRM OR BROKER.

MASTERWORKS

Market Size and Allocation Opportunity

The art market is a vast, overlooked asset class for the broader investment community

Relative Market Sizes


Private Debt (1)
$0.8 trillion
(160+ funds)
Private Real Assets (2)
$1.6 trillion
(500+ funds)
Art (3)
$1.7 trillion
Private Equity (4)
$3.4 trillion
(9,000+ firms)
Gold (5)
$7.9 trillion
(100+ mutual funds)
Public Equities (6)
$68.7 trillion
(630,000+ listed stocks)

Average Asset Allocation (7)

	Private Real Assets	Art	Private Equity	Gold	Public Equities
UHNWIs	27%	**5%**	8%	3%	23%
Institutions	18%	**0%**	11%	4%	38%

Sources: Preqin, McKinsey & Company: *Private markets come of age: McKinsey Global Private Markets Review 2019*. Deloitte, ArtTactic: *Deloitte Art and Finance Report 2019*. . World Bank Database

Notes:
1. Private market assets under management investing in debt
2. Private market assets under management investing in real estate, natural resources, and infrastructure
3. Estimated value of artwork held by individuals. Estimated based on surveys of wealth allocation to art and estimates of total wealth held by individuals
4. Private market assets under management investing in private equity
5. Includes gold held in jewellery, official sector, bars/coins, EFTs (and similar) and other fabrication (and unaccounted)
6. Market capitalization of listed companies globally (US dollars)
7. Knight Frank World Wealth Report, 2020. Fidelity Research, *Institutional Asset Allocation*, 2019

How We Measure Art Market Performance

Our in-house research team provides proprietary insights into art market performance

1 **Data Collection**

Collected data for 300,000+ auction transactions comprising 3 million+ data points

3 million
Data points for auction sales starting as early as 1960

2 **Focus on Repeat Sales**

Matched sales of artwork that has sold twice or more at public auction

60,000
Repeat auction sale pairs starting as early as 1960

3 **Index Construction**

Built indices based on established approaches used for real estate. In 2020, constructed a new value-weighted index



4 **Proprietary Metrics**

Developed in-house analytics to assess artist and artwork level momentum



THIS PRESENTATION IS CREATED AND USED BY MASTERWORKS AND IS NOT PROVIDED BY OR USED IN SOLICITATIONS BY A BROKERAGE FIRM OR BROKER.

INDICES ARE UNMANAGED. AN INVESTOR CANNOT INVEST DIRECTLY IN AN INDEX. INDICES ARE USED FOR COMPARATIVE MODELLING PURPOSES ONLY. THE TIMING OF TRANSACTIONS RELATING TO AN ASSET OR PORTFOLIO, ADVISORY, AND TRANSACTION FEES, AND OTHER MANAGEMENT ACTIVITIES CAN CREATE SIGNIFICANT DIFFERENCES BETWEEN THE PERFORMANCE OF AN INDEX AND AN INVESTMENT SEEKING SIMILAR OR SUPERIOR RELATIVE PERFORMANCE RESULTS

What Drives Art Market Performance?

Attractive supply and demand dynamics paired with global marketability

1 **Ultra-Wealthy Drive Demand**

Secular growth in purchasing power among the global ultra-high-net-worth community

6.1% CAGR

Number of Dollar Millionaires from 2019-2024
(Credit Suisse)

2 **Supply Scarcity**

Decreasing available supply as artwork is acquired by museums and public collections via UHNWI giving and direct purchases

$152 billion

Annual UHNWI Giving
(ArtTactic, TEFAF)

3 **A Global Asset**

Tangible, mobile store of value that can be transacted in any locale and currency

64% Share

Collectible Wealth Held Outside of North America
(Deloitte)

Long-Term Historical Performance

Over 25 years, Contemporary Art has generated a nearly three-fold outperformance over the S&P 500


Contemporary Art Market (Value-Weighted) Performance Indices Since 1995
Based on repeat-sales from 1995 to 2020 YTD (July 30)
Index (1995 = 1)
25
20
15
10
5
0
1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
Contemporary Art
13.6% annualized return(1)(2)
S&P 500 Total Return
8.9% annualized return (3)
Post-War & Contemporary Art
S&P 500 (includes dividends)

Source: Internal Masterworks analysis. Yahoo Finance. Index shown through July 2020. Index data updated as of July 30th, 2020.

Notes: There are significant differences between the asset classes presented. For additional information, see Important Disclosures.

1. Repeat-Sale Pair Index of Post-War and Contemporary Art (as defined by the applicable auction house) using Standard & Poor's CoreLogic Case-Shiller Home Price Indices Methodology.
2. The Standard & Poor's CoreLogic Case-Shiller Home Price Indices Methodology results in a value-weighted index. Auction results realized in a currency other that U.S. dollars have been converted using exchange rates provided by FRED (St. Louis Federal Reserve) at the time of the most recent sale. This adjustment is made to account for long-term exchange rate trends that would otherwise distort artworks' performance.
3. S&P 500 Total Return Index as of July 30th, 2020.

THIS PRESENTATION IS CREATED AND USED BY MASTERWORKS AND IS NOT PROVIDED BY OR USED IN SOLICITATIONS BY A BROKERAGE FIRM OR BROKER.

Outperformance and Low Correlation

Attractive long-term performance with low correlation relative to traditional asset classes

25-Year Annualized Performance

Contemporary Art Market [1] vs. Selected Asset Classes: 1995-2020 YTD[2]


Contemporary Art
13.6%
S&P 500 Total Return
8.9%
Global Equities
7.0%
Gold
6.5%
US Housing
4.1%
0.0%
5.0%
10.0%
15.0%
25-Year Annualized Return

25-Year Correlation Factor

Contemporary Art Market [1] vs. Selected Asset Classes: 1995-2020 YTD[2]


0.01
0.05
0.39
(0.07)
-0.5
0.0
0.5
25-Year Correlation with Contemporary Art


Low Correlation
Added Diversification
Lower Portfolio Volatility

Sources: Internal Masterworks analysis. FRED (St. Louis Federal Reserve). MSCI Database. Yahoo Finance.

Notes: There are significant differences between the asset classes presented. For additional information, see Important Disclosures.

1. Repeat-Sale Pair Index of Post-War and Contemporary Art (as defined by the applicable auction house) using Standard & Poor's CoreLogic Case-Shiller Home Price Indices Methodology.
2. Index performance measured through July 2020. Art market data updated as of July 30, 2020.

Contemporary Art's Low Loss Frequency

Over the past 25 years, Contemporary Art has experienced losses only 4% of the time measured over 3-year investment horizons

Loss Frequency Observed Over 3-Year Investment Horizons

Contemporary Art Market [1] vs. Selected Asset Classes: 1995-2020 YTD [2]



Contemporary Art
4%
US Housing
20%
S&P 500 Total Return
24%
Global Equities
24%
Gold
40%
0%
10%
20%
30%
40%
50%
% of Periods with a Loss

Maximum Annualized Loss Observed Over 3-Year Investment Horizons

Contemporary Art Market [1] vs. Selected Asset Classes: 1995-2020 YTD [2]



(0.5%)
(7.2%)
(14.5%)
(16.4%)
(13.8%)
(13.3%)
(6.7%)
0.0%
Maximum Loss

Sources: Internal Masterworks analysis. FRED (St. Louis Federal Reserve). MSCI Database. Yahoo Finance.

Notes: There are significant differences between the asset classes presented. For additional information, see Important Disclosures.

1. Repeat-Sale Pair Index of Post-War and Contemporary Art (as defined by the applicable auction house) using Standard & Poor's CoreLogic Case-Shiller Home Price Indices Methodology.
2. Index performance measured through July 2020. Art market data updated as of July 30, 2020.

Art as the Alternative *Real* Asset

Contemporary Art has benefited from low real interest rate environments, yet outperforms other tangible assets, including gold and US real estate over multi-year investment horizons, and is well positioned for a "lower for longer" rate environment

Contemporary Art vs. Selected Real Assets

Contemporary Art Market [1] vs. Gold and US Housing: 1995-2020 YTD [2]



Index (1995 = 1)
25.00
20.00
15.00
10.00
5.00
0.00
1995
2000
2005
2010
2015
2020
Post-War & Contemporary Art
Gold
US Housing

Contemporary Art vs. Real Interest Rates

Contemporary Art Market [1] vs. Treasury Inflation-Indexed Long-Term Average Yield: 2000-2020 YTD [2]



Contemporary Art Index (2000 = 1)
10.00
8.00
6.00
4.00
2.00
2000
2005
2010
2015
2020
8.00
6.00
4.00
2.00
-
(2.00)
(4.00)
Real Interest Rates(%)
Post-War & Contemporary Art
Real Interest Rates

Sources: Internal Masterworks analysis. FRED (St. Louis Federal Reserve).
Notes: There are significant differences between the asset classes presented. For additional information, see Important Disclosures.

1. Repeat-Sale Pair Index of Post-War and Contemporary Art (as defined by the applicable auction house) using Standard & Poor's CoreLogic Case-Shiller Home Price Indices Methodology.
2. Index performance measured through July 2020. Art market data updated as of July 30, 2020.

Resilient Art Market Performance in 2020

2020 has driven profound shifts in market activity, yet new entrants and sales formats have sustained activity and bolstered prices

	Theme	Description	Key Metric
1	**Delayed Auction Calendar**	Delayed 1H auctions lowered overall sales, but resumed with strong summer/fall sales	**$2.5 billion** Total Auction Sales in 1H 2020 (ArtTactic)
2	**Online Sales Boom**	Gap left by art fairs and retail galleries filled by online sales and sustained private sales activity	**4.7x Increase** in Online Sales at Christie's, Sotheby's and Phillips in 1H 2020 vs. 1H 2019 (Artnet)
3	**New Buyers Flock**	Surging activity from newcomers under age 40 across collecting categories	**40% New Buyers** at Online Auctions in 2020 (Credit Suisse)
4	**Resilient Price Levels**	Despite lower overall volumes, art pricing, especially at the high-end, has increased in 2020	**6.7% Increase** in Contemporary Art Index in 2020 YTD (1) (Masterworks)

Source: Internal Masterworks analysis. ArtTactic. ArtNet. Credit Suisse. Index data updated as of July 30th, 2020.
Notes: There are significant differences between the asset classes presented. For additional information, see Important Disclosures.
1. Repeat-Sale Pair Index of Post-War and Contemporary Art (as defined by the applicable auction house) using Standard & Poor's CoreLogic Case-Shiller Home Price Indices Methodology.

Important Disclosure Information

The investment opportunities described in this document are speculative, involve a significant degree of risk, and are not suitable for all investors. An investor could lose all or a substantial amount of his, her or its investment. Any investment of a type described in this document may be highly illiquid and may be subject to restrictions on transfer. There may be no secondary market for the investment interest and none is expected to develop. The relevant investment may involve complex or specialized tax structures. Such investments are suitable only for sophisticated investors and require the financial ability and willingness to accept the significant risks inherent in such an investment for an indefinite period of time. Investors should consult their own finance, legal, accounting and tax advisor prior to making any investment.

This document contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "outlook," "seek," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain and actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. You are cautioned not to place undue reliance on any of these forward-looking statements.

Materials may include composite returns of an index of similar works selected by Masterworks based on public auction sales data. The index is used for comparative modelling purposes only. Each painting in the index is unique and historical performance of the index is not a direct proxy for performance of the specific painting or the shares. There is no current market for the shares and performance of the shares will reflect costs and fees described in our SEC filings that are not reflected in the index. Past performance may not be indicative of future performance.

Important Disclosure:

WE ARE "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. WE WILL ONLY BE ABLE TO MAKE SALES AFTER WE HAVE FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. YOU MUST READ THE OFFERING DOCUMENTS FILED WITH THE SEC BEFORE INVESTING AND THE ADDITIONAL INFORMATION AVAILABLE AT WWW.MASTERWORKS.IO/DISCLAIMER.

Important Disclosure Information (Continued)

USE OF INDICES

INDICES ARE UNMANAGED. AN INVESTOR CANNOT INVEST DIRECTLY IN AN INDEX. INDICES ARE USED FOR COMPARATIVE MODELLING PURPOSES ONLY. THE TIMING OF TRANSACTIONS IN A PORTFOLIO, ADVISORY, AND TRANSACTION FEES, AND OTHER MANAGEMENT ACTIVITIES CAN CREATE SIGNIFICANT DIFFERENCES BETWEEN THE PERFORMANCE OF AN INDEX AND AN INVESTMENT SEEKING SIMILAR OR SUPERIOR RELATIVE PERFORMANCE RESULTS. INVESTORS ARE CAUTIONED THAT NO INDEX IS DIRECTLY COMPARABLE TO THE PERFORMANCE OF ANY SPECIFIC ASSET OR INVESTMENT SINCE EACH INDEX HAS ITS OWN UNIQUE RESULTS AND VOLATILITY, AND SUCH INDICES, IF SHOWN, SHOULD NOT BE RELIED UPON AS AN ACCURATE COMPARISON. AVERAGE RATES OF APPRECIATION REFLECTED IN AN INDEX MAY NOT BE REPRESENTATIVE OF THE PERFORMANCE OF ANY SPECIFIC WORK.

Materials may include estimates of historical appreciation rates based on publicly available historical auction sales data for similar objects. These appreciation rates may be presented in graphs, charts, diagrams or as stand-alone statistics and may be presented as an index relating to certain segments of the overall art industry, a particular artist or a particular set of paintings selected for their similarity to a specific painting offered through www.masterworks.io (the "Site"). Art indexes are used for comparative modelling purposes only. Each painting in a given art index is unique and historical performance of the index is not a direct proxy for historical price performance of the specific painting or any investment in securities referenced on the Site. There is no current market for any securities referenced on the Site and any investment in such securities will reflect costs and fees described in SEC filings that are not reflected in the index.

All information for an index prior to its launch date is back-tested, based on the methodology that was in effect on the launch date. Back-tested performance, which is hypothetical and not actual performance, is subject to inherent limitations because it reflects application of an index methodology and selection of index constituents in hindsight. No theoretical approach can take into account all of the factors in the markets in general and the impact of decisions that might have been made during the actual operation of an index. Actual returns may differ from, and be lower than, back-tested returns.
Masterworks strongly cautions investors not to place undue reliance on index data presented.

Important Disclosure Information (Continued)

YOU MUST READ THE DOCUMENTS FILED WITH THE SEC, INCLUDING THE OFFERING STATEMENT FOR A PARTICULAR INVESTMENT, BEFORE MAKING AN INVESTMENT DECISION. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION MASTERWORKS PROVIDED IN THIS PRESENTATION, AND COULD DIFFER IN IMPORTANT WAYS.

Securities transactions and broker dealer activities are currently offered through a partnership with Independent Brokerage Solutions LLC MEMBER FINRA / SIPC ("IndieBrokers"). Masterworks.io and its affiliates are independent and unaffiliated with IndieBrokers. Any securities transactions or related activities offered by Masterworks.io associated persons are conducted in their capacities as registered representatives of IndieBrokers, or in their capacity as a "principal" to the transaction pursuant to SEC Rule 3a4-1.

The value of investments and any income derived from them may go down as well as up. An investor can lose all or part of their invested capital. Past and projected performance of specific paintings or artists is not indicative of future results and is not intended to be comparable to performance of Masterworks-sponsored offerings, which include certain fees, profit-sharing and expenses that are not included in such performance.

Masterworks, LLC is located at 497 Broome St., NY, NY 10013